EX-14.99.d

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated  February 17, 2021, relating to the financial statements and financial highlights, which appears in Delaware Limited-Term Diversified Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 25, 2021